UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 6, 2007

STAAR Surgical Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1911 Walker Ave, Monrovia, California		91016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-303-7902

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On March 6, 2007, the Audit Committee of the Board of Directors of STAAR Surgical Company received the final report of PricewaterhouseCoopers LLP (PwC) on its investigation of STAAR’s German sales subsidiary, Domilens GmbH. The investigation concerned financial irregularities involving Domilens and its former President, Guenther Roepstorff, of which STAAR first became aware on January 18, 2007. STAAR provided preliminary information regarding the events at Domilens and reported Mr. Roepstorff’s resignation in a Current Report on Form 8-K filed with the Commission on January 23, 2007.

As STAAR has previously reported, on January 20, 2007 the Committee engaged PwC to conduct a forensic audit in connection with the investigation by legal counsel. The Committee subsequently engaged the law firm of Taylor Wessing, through its Hamburg office, as independent German legal counsel. The investigation included a comprehensive forensic review of the books, documents and electronic records of Domilens and interviews of current employees and Mr. Roepstorff.

Impact on Financial Statements

Domilens’ financial results are consolidated into the audited financial statements of STAAR. STAAR has reviewed its historical financial statements, and has determined that properly accounting for past transactions in Domilens in light of the information provided by PwC’s investigation will not result in a material change in STAAR’s reported results of operations or reported financial condition for historical periods. Accordingly, STAAR does not expect to restate any of its financial statements for historical periods as a result of the irregularities at Domilens and the findings of PwC.

Expenses Related to Domilens Irregularities

It is currently estimated that the fees and reimbursable expenses of advisors incurred by STAAR in connection with the investigation will total approximately $800,000, which will be recorded in fiscal year 2007. This exceeds STAAR’s original estimate of $500,000. In addition, STAAR has reserved $739,507 against additional taxes that may be assessed for unreported sales, but will seek to reduce that amount in discussions with the German Ministry of Finance. Any such taxes will be recorded in the fourth quarter of fiscal year 2006.

Assessment of Internal Controls

STAAR has determined that the events at Domilens revealed a material weakness in its internal controls over financial reporting. STAAR expects to report this conclusion in its forthcoming Annual Report on Form 10-K. STAAR has implemented greater oversight at Domilens from its Swiss and U.S. facilities and is developing and taking further measures to strengthen controls and eliminate this material weakness.

Key Findings of Investigation

PwC investigated instances of misappropriation of corporate assets by Mr. Roepstorff between 2001 and 2006. Areas of fraudulent activity investigated by PwC included diversions of sales of intraocular lenses ("IOLs") and equipment to Equimed GmbH, a German company then owned by Mr. Roespstorff, payments to Mr. Roepstorff disguised as prepayments to suppliers and unauthorized borrowing. It is estimated that from 2001 through 2006 these activities diverted assets having a book value of approximately $400,000 and resulted in unreported proceeds to Equimed and Mr. Roepstorff of approximately $1,000,000.

PwC identified Mr. Roepstorff’s ability to override the internal controls implemented by STAAR as a key factor in his ability to accomplish fraudulent transactions and avoid detection. In particular, they found that even after STAAR had acquired full control of Domilens and implemented further oversight he continued to run the company as his own and had a dominant presence with employees. PwC found evidence that, notwithstanding the requirements of STAAR’s Code of Ethics, some Domilens employees had been aware of improper activities by Mr. Roepstorff and in some instances cooperated in documenting the activities in a manner that aided concealment. However, there is no evidence that other employees received any portion of the diverted assets or other payment for cooperation.

PwC also identified inadequate oversight of Domilens by STAAR AG and inadequate management oversight by STAAR as significant factors enabling Mr. Roepstorff to accomplish his actions. PwC has determined that a greater degree of scrutiny would have likely led to earlier detection of irregularities at Domilens.

Employee Matters

As reported by STAAR on January 23, 2007, Mr. Roepstorff voluntarily resigned shortly after admitting to fraudulent acts. STAAR will provide all of Domilens’ employees further training in their duties as employees and in STAAR’s Code of Ethics. In addition, based on the advice of German counsel, the degree of individual culpability and other factors, STAAR may take other disciplinary actions, including possible termination of employees or monitoring of selected employees during a probationary period.

All statements in this report that are not statements of historical fact are forward-looking statements. Readers can recognize forward-looking statements by the use of words like "expect," "seek," "estimate," and similar expressions in connection with any discussion of the future effect of the fraud at Domilens and the resulting investigation on the business of Domilens or STAAR. These statements are based on expectations and assumptions as of the date of this report and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the limitations on scope of even the most comprehensive investigation, the regulatory positions of foreign government agencies in tax negotiations, the possibility for deliberate circumvention of our controls and procedures by others, general market conditions for reimbursed medical products in Germany, the continued loyalty of Domilens’ employees and customers after the departure of the company’s founder, and other factors beyond our control, including those detailed from time to time in our reports filed with the Securities and Exchange Commission. STAAR assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

March 14, 2007	By:	/s/ David Bailey

Name: David Bailey
Title: President and Chief Executive Officer